ISSUER FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration Statement No. 333-204908

Dated October 8, 2015

UBS

Media release

Media release: October 8, 2015

UBS RELEASES STATEMENT ON UBS ETRACS ETNs AND LAUNCHES SIX NEW PRODUCTS

New York, October 8, 2015 – UBS AG announced today that it does not intend to issue any new notes in 38 of its outstanding ETRACS ETNs, which are listed in Table I below and form part of a series of UBS AG debt securities designated as "Medium-Term Notes, Series A" (the "Series A ETRACS ETNs"). These Series A ETRACS ETNs will continue to trade on the NYSE Arca. UBS AG expects that its affiliate UBS Securities LLC may continue to sell these Series A ETRACS ETNs that UBS AG has previously issued or that UBS Securities LLC may acquire in the future. As described in the table below for each Series A ETRACS ETN, this includes outstanding Series A ETRACS ETNs previously issued by UBS AG that UBS Securities LLC may repurchase from the public from time to time as well as Series A ETRACS ETNs issued by UBS AG prior to the date of this announcement and not yet sold to the public. The maximum number of each Series A ETRACS ETN that could be outstanding at any time is set forth in the last column of Table I below.

This announcement does not affect the terms of the outstanding Series A ETRACS ETNs identified below, including the right of noteholders to require UBS AG to redeem their notes on the terms, and at the redemption price, set forth in the applicable prospectus supplement (or product supplement and pricing supplement) and the right of UBS AG to call the notes at the prices and under the circumstances set forth in the applicable prospectus supplement (or product supplement and pricing supplement).

UBS AG also announced today the launch of six new ETRACS ETNs, identified below, which form part of a series of UBS AG debt securities designated as "Medium-Term Notes, Series B" (the "Series B ETRACS ETNs"). The six new Series B ETRACS ETNS are each linked to an index underlying one of six Series A ETRACS ETNs subject to this announcement as identified in Table II below. In connection with the previously announced transfer by UBS AG to UBS Switzerland AG of specified assets, UBS Switzerland AG became a co-obligor of all outstanding debt securities designated as Series A, including the Series A ETRACS ETNs, issued by UBS AG prior to the transfer date. Any UBS ETRACS ETNs issued after the transfer date have been or will be designated as Series B, including the six new products launched today, and do not have the benefit of the co-obligation.

The table below indicates, for each Series A ETRACS ETN, (1) the aggregate number of securities that have been issued by UBS AG prior to the date of this announcement, (2) the aggregate number of outstanding securities currently held by the public and (3) the aggregate number of previously issued but unsold securities currently available for sale to the public by UBS Securities LLC.

Table I

Name / Link to Prospectus or Pricing Supplement	Ticker	Notes Issued Per ETN†*	Outstanding Notes Held By the Public*	Previously Issued But Unsold Notes Available for UBS Securities LLC to Sell*
ETRACS Alerian MLP Infrastructure Index ETN	MLPI	110,000,000	64,524,130	45,475,870
ETRACS Alerian MLP Index ETN	AMU	28,000,000	20,577,274	7,422,726
ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN	MORL	31,000,000	19,245,788	11,754,212
ETRACS 2xMonthly Leveraged Long Alerian MLP Infrastructure Index ETN	MLPL	10,000,000	8,557,606	1,442,394
ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index ETN	BDCL	28,000,000	13,216,789	14,783,211
ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN	CEFL	20,000,000	9,434,326	10,565,674
ETRACS Bloomberg Commodity Index Total Return ETN	DJCI	30,000,000	2,262,973	27,737,027
ETRACS CMCI Total Return ETN	UCI	12,000,000	3,110,820	8,889,180

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ETRACS Linked to the Wells Fargo Business Development Company Index ETN	BDCS	8,000,000	2,866,171	5,133,829
ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN	SPLX	2,000,000	45,349	1,954,651
ETRACS Monthly Pay 2xLeveraged Wells Fargo MLP Ex-Energy ETN	LMLP	4,000,000	1,185,909	2,814,091
ETRACS Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN	DVYL	4,000,000	437,693	3,562,307
ETRACS Alerian Natural Gas MLP Index ETN	MLPG	4,000,000	306,806	3,693,194
ETRACS Monthly Pay 2xLeveraged Diversified High Income ETN	DVHL	4,000,000	845,848	3,154,152
ETRACS Monthly Reset 2xLeveraged ISE Exclusively Homebuilders ETN	HOML	4,000,000	359,966	3,640,034
ETRACS ISE Exclusively Homebuilders ETN	HOMX	4,000,000	20,694	3,979,306
ETRACS Wells Fargo® MLP Ex-Energy ETN	FMLP	4,000,000	166,842	3,833,158
ETRACS S&P 500 VEQTOR Switch ETN	VQTS	4,000,000	226,407	3,773,593
ETRACS Monthly Pay 2xLeveraged US High Dividend Low Volatility ETN	HDLV	4,000,000	620,197	3,379,803
ETRACS Monthly Pay 2xLeveraged MSCI US REIT Index ETN	LRET	4,000,000	59,026	3,940,974
ETRACS Diversified High Income ETN	DVHI	1,000,000	85,131	914,869
ETRACS CMCI Long Platinum Total Return ETN	PTM	5,000,000	972,568	4,027,432
ETRACS Monthly Pay 2xLeveraged US Small Cap High Dividend ETN	SMHD	4,000,000	348,165	3,651,835
ETRACS Monthly Pay 2xLeveraged S&P Dividend ETN	SDYL	4,000,000	130,212	3,869,788
ETRACS S&P 500 Gold Hedged Index ETN	SPGH	4,000,000	35,276	3,964,724
ETRACS CMCI Food Total Return ETN	FUD	4,000,000	296,796	3,703,204
ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN	RWXL	4,000,000	47,353	3,952,647
ETRACS CMCI Agriculture Total Return ETN	UAG	2,000,000	177,847	1,822,153
ETRACS Wells Fargo MLP Index ETN	MLPW	4,000,000	198,456	3,801,544
ETRACS Daily Long-Short VIX ETN	XVIX	4,000,000	42,618	3,957,382
ETRACS CMCI Gold Total Return ETN	UBG	4,000,000	142,633	3,857,367
ETRACS CMCI Silver Total Return ETN	USV	2,000,000	97,789	1,902,211
ETRACS CMCI Livestock Total Return ETN	UBC	2,000,000	4,525	1,995,475
ETRACS CMCI Energy Total Return ETN	UBN	2,000,000	92,977	1,907,023
ETRACS 1xMonthly Short Alerian MLP Infrastructure Total Return Index ETN	MLPS	4,000,000	96,297	3,903,703
ETRACS CMCI Industrial Metals Total Return ETN	UBM	2,000,000	58,058	1,941,942
UBS AG FI Enhanced Big Cap Growth ETN	FBG	30,000,000	922,128	29,077,872
UBS AG FI Enhanced Large Cap Growth ETN	FBGX	7,500,000	6,586,878	913,122

†The Series A ETRACS ETNs were each issued with a stated principal amount of $25 per security, except for FBGX, which was issued with a stated principal amount of $100 per security.
*as of October 8, 2015

As disclosed in more detail in the applicable prospectus supplement (or product supplement and pricing supplement) for each of these Series A ETRACS ETNs, the market value of the notes may be influenced by, among other things, supply and demand for the notes. It is possible that the discontinuance of further issuances of these notes by UBS AG, as described above, may influence the market value of the notes. The suspension of new issuances of these notes could affect the liquidity of the market for the notes, potentially leading to insufficient supply and causing the notes to trade at a premium above their closing or intraday indicative value. Any such premium may subsequently decrease at any time and for any reason without warning, resulting in financial loss to sellers who paid this premium when they acquired their notes. In addition, if investors elect to redeem their exchange-traded notes, any redemption will be at the redemption value set forth in the applicable prospectus supplement (or product supplement and pricing supplement) and will not include any premium above that value. Investors should always consult their financial advisors and compare the intraday indicative value of the notes with the notes' then-prevailing market price before purchasing or selling these Series A ETRACS ETNs, especially notes with premium characteristics.

The applicable prospectus supplement (or product supplement and pricing supplement) for each Series A ETRACS

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ETN identified above can be accessed by clicking on the name of each ETRACS ETN identified in the table above as well as on the SEC’s website at

The six new Series B ETRACS ETNs are expected to begin trading tomorrow on the NYSE Arca®. The list below presents each new Series B ETRACS ETN, its NYSE Arca ticker symbol and reference index:

1. ETRACS Alerian MLP Infrastructure Index ETN Series B (NYSE Arca®: MLPB), which is linked to the performance of the Alerian MLP Infrastructure Index.

2. ETRACS Alerian MLP Index ETN Series B (NYSE Arca®: AMUB), which is linked to the performance of the Alerian MLP Index.

3. ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN Series B (NYSE Arca®: MRRL), which is linked to the monthly compounded 2x leveraged performance of the Market Vectors Global Mortgage REITs Index.

4. ETRACS CMCI Total Return ETN Series B (NYSE Arca®: UCIB), which is linked to the performance of the Bloomberg CMCI Total Return Index.

5. ETRACS Linked to the Wells Fargo Business Development Company Index ETN Series B (NYSE Arca®: BDCZ), which is linked to the performance of the Wells Fargo Business Development Company Index.

6. ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index ETN Series B (NYSE Arca®: LBDC), which is linked to the monthly compounded 2x leveraged performance of the Wells Fargo Business Development Company Index.

The six new Series B ETRACS ETNs were sold on October 8, 2015 to UBS Securities LLC at an initial offering price equal to the closing indicative value of the corresponding outstanding Series A ETRACS ETN on such date identified in the table below. These new Series B ETRACS ETNs are linked to the same index as their corresponding outstanding Series A ETRACS ETN.

Table II

New Listing

Corresponding Outstanding Series A ETRACS ETN

MLPB MLPI

AMUB AMU

MRRL MORL

UCIB UCI

BDCZ BDCS

LBDC BDCL

In the future, UBS AG may launch additional Series B ETRACS ETNs linked to some of the same indices to which other outstanding Series A ETRACS ETNs subject to this announcement are linked, although UBS AG is under no obligation to do so.

About ETRACS

For further information about ETRACS ETNs, go to www.etracs.com or download the ETRACS Full ETN List.

ETRACS ETNs are senior unsecured medium term notes issued by UBS AG, are traded on NYSE Arca®, and can be bought and sold through a broker or financial advisor. An investment in ETRACS ETNs involves significant risks including the risk of loss of some or all of the investor’s principal, and is subject to the creditworthiness of UBS AG. You are not guaranteed any payment or coupon amount under the ETNs. We urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement, or product supplement and pricing supplement, for the ETRACS ETNs in which you are interested.

This material is issued by UBS AG and/or an affiliate thereof (“UBS”). Products and services mentioned in this material may not be available for residents of certain jurisdictions. Past performance is not necessarily indicative of future results. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker/dealer. Member of SIPC (http://www.sipc.org/).

ETRACS ETNs are sold only by means of a prospectus, as supplemented by a prospectus supplement or product supplement and pricing supplement for the particular offering of ETRACS ETNs to which this communication relates. A registration statement of which these documents form a part has been filed with the Securities and Exchange Commission (the “SEC”). Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offering to which this communication relates. You may obtain these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov. Alternatively, you can request the prospectus and the applicable product supplement and pricing supplement by calling toll-free (+1-877-387 2275). This communication shall not constitute an offer for or a solicitation of an offer to buy any ETRACS ETNs referenced herein.

In the US, securities underwriting, trading and brokerage activities and M&A advisor activities are provided by UBS Securities LLC, a registered broker/dealer that is a wholly owned subsidiary of UBS AG, a member of the New York Stock Exchange and other principal exchanges, and a member of SIPC. UBS Financial Services Inc. is a registered broker/dealer and affiliate of UBS Securities LLC.

UBS Bloomberg Constant Maturity Commodity Index, UBS Bloomberg CMCI and CMCI are service marks of UBS and/or Bloomberg. Covered by US Patent Nos. 8,175,949 and 8,195,543. All rights reserved. UBS assumes sole responsibility for this marketing material, which has not been reviewed by Bloomberg. “Bloomberg®” and “Bloomberg Commodity Index Total Return” are service marks of Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”) and have been licensed for use for certain purposes by UBS AG and its affiliates. Bloomberg is not affiliated with UBS, and does not approve, endorse, review, or recommend the ETRACS Bloomberg Commodity Index Total Return ETN. Neither Bloomberg nor UBS guarantees the timeliness, accurateness, or completeness of any data or information relating to the Bloomberg Commodity Index Total Return. UBS assumes sole responsibility for this marketing material, which has not been reviewed by Bloomberg. “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500TM,” “S&P 500 Gold Hedged,” “S&P 500 VIX Futures Term-Structure Index ERTM,” “S&P 500 VIX Short-Term FuturesTM Index ER,” “S&P 500 VIX Mid-Term FuturesTM Index,” and “S&P High Yield Dividend Aristocrats®“are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by UBS. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed to S&P.

Alerian MLP Index, Alerian MLP Total Return Index, Alerian MLP Infrastructure Index, Alerian MLP Infrastructure Total Return Index, Alerian Natural Gas MLP Index, Alerian Natural Gas MLP Total Return Index, AMX, AMZX, AMZI, and ANGI are trademarks of Alerian and their use is granted under a license from Alerian.

The ETRACS ETNs are not sponsored, endorsed, sold or promoted by S&P or CBOE and neither S&P nor CBOE makes any representation regarding the advisability of investing in the ETNs. Wells Fargo Securities, Wells Fargo Securities, LLC, Wells Fargo, Wells Fargo Business Development Company Index and Wells Fargo® Master Limited Partnership Index are trademarks of Wells Fargo & Company and have been licensed for use by UBS AG. The ETRACS Wells Fargo MLP Index, ETRACS Wells Fargo Business Development Company Index, and ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index are not issued, guaranteed, sponsored, or advised by Wells Fargo & Company, Wells Fargo Securities, LLC or their subsidiaries and affiliates (collectively, “Wells Fargo”). Wells Fargo makes no representation or warranty, express or implied, to investors in the ETRACS ETNs or any member of the public regarding the ability of any data supplied by Wells Fargo or any Index to track financial instruments comprising the Index or any trading market and no guarantee of performance of the ETRACS Wells Fargo MLP Index, ETRACS Wells Fargo Business Development Company Index, and ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index. Wells Fargo & Company does not guarantee that the Index referenced by the ETRACS ETNs has been accurately calculated and shall not have any liability for any error in the calculation. Wells Fargo’s only relationship to UBS AG is the licensing of certain intellectual property rights relating to the Index as well as trademarks and trade names of Wells Fargo and of the data supplied by Wells Fargo that is determined, composed, compiled and calculated by Wells Fargo or a third party index calculator, without regard to the ETRACS Wells Fargo MLP Index, ETRACS Wells Fargo Business Development Company Index, and ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index. Wells Fargo has no obligation to take into consideration the ETRACS Wells Fargo MLP Index, ETRACS Wells Fargo Business Development Company Index, and ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index or investors in the ETRACS ETNs when determining, composing, compiling or calculating the data. Wells Fargo has no obligation or liability in connection with the issuance, listing, registration, distribution, administration, trading or redemption or settlement by the issuer or otherwise of the ETRACS Wells Fargo MLP Index, ETRACS Wells Fargo Business Development Company Index, and ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index. WELLS FARGO DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR OF ANY DATA SUPPLIED BY IT OR ANY DATA INCLUDED THEREIN. WELLS FARGO MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS AG AND THE ETRACS WELLS FARGO MLP INDEX, ETRACS WELLS FARGO BUSINESS DEVELOPMENT COMPANY INDEX, OR ETRACS 2XLEVERAGED LONG WELLS FARGO BUSINESS DEVELOPMENT COMPANY INDEX OR ANY OTHER PERSON OR ENTITY FROM THE USE OF INDEX OR OF THE DATA SUPPLIED BY WELLS FARGO OR ANY DATA INCLUDED THEREIN. WELLS FARGO MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX AND THE DATA SUPPLIED BY WELLS FARGO OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL WELLS FARGO HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Dow Jones®,” “Dow Jones Global ex-U.S. Select Real Estate Securities IndexSM,” Dow Jones U.S. Select Dividend IndexSM , and “Dow Jones Indexes” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and have been licensed to CME and have been sublicensed for use for certain purposes by UBS AG. UBS AG’s ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN based on the Dow Jones Global ex-U.S. Select Real Estate Securities IndexSM and Monthly Pay 2xLeveraged Dow Jones Select Dividend ETN based on the Dow Jones U.S. Select Dividend IndexSM are not sponsored, endorsed, sold or promoted by CME Indexes, Dow Jones or their respective affiliates, and CME Indexes, Dow Jones and their respective affiliates make no representation regarding the advisability of trading in such product(s).

The ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN is not sponsored, endorsed, sold or promoted by Market Vectors Index Solutions GmbH (“Licensor”) and Licensor makes no representation or warranty, express or implied, to the owners of the ETRACS Monthly Pay 2xLeveraged Mortgage REIT or any member of the public regarding the advisability of investing in securities generally or in the ETRACS Monthly

Pay 2xLeveraged Mortgage REIT particularly or the ability of the Market Vectors® Global Mortgage REITs Index to track the performance of the mortgage REIT market. Market Vectors® Global Mortgage REITs Index (the “Index”) is the exclusive property of Market Vectors Index Solutions GmbH, which has contracted with Structured Solutions AG to maintain and calculate the Index. Structured Solutions AG uses its best efforts to ensure that the Index is calculated correctly. Irrespective of its obligations towards the Market Vectors Index Solutions GmbH, Structured Solutions AG has no obligation to point out errors in the Index to third parties including but not limited to investors and/or financial intermediaries of the financial instrument. The ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN is not sponsored, promoted, sold or supported in any other manner by Structured Solutions AG nor does Structured Solutions AG offer any express or implicit guarantee or assurance either with regard to the results of using the Index and/or Index trade mark or the Index Price at any time or in any other respect. Neither publication of the Index by Structured Solutions AG nor the licensing of the Index or Index trade mark for the purpose of use in connection with the financial instrument constitutes a recommendation by Structured Solutions AG to invest capital in said financial instrument nor does it in any way represent an assurance or opinion of Structured Solutions AG with regard to any investment in this financial instrument. Structured Solutions AG is not responsible for fulfilling the legal requirements concerning the accuracy and completeness of the financial instrument’s prospectus. ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN is not sponsored, endorsed, sold or promoted by Van Eck Associates Corporation (“Van Eck”). Van Eck makes no representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this Informational Material, or the advisability of investing in securities or financial instruments, or in the ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN.

VAN ECK AND ITS AFFILIATES DO NOT GUARANTEE THE ACCURACY AND/OR COMPLETENESS OF THE INDEX OF ANY DATA INCLUDED THEREIN AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS, AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF, ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL VAN ECK OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

The NYSE® Diversified High Income Index is a service mark of NYSE Euronext or its affiliates (“NYSE Euronext”) and has been licensed for use by UBS AG in connection with the ETNs. The ETNs are not sponsored, endorsed, sold or promoted by NYSE Euronext. NYSE Euronext makes no representations or warranties regarding the ETNs or the ability of the Index to track the general stock market performance. NYSE EURONEXT MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE EURONEXT HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“ISE High Income™”, “ISE™®” and “International Securities Exchange®” are trademarks of International Securities Exchange, LLC and have been licensed for use for certain purposes by UBS Securities LLC and its affiliates. UBS AG’s ETRACS based on the ISE High Income™ Index are not sponsored, endorsed, sold or promoted by ISE, and ISE makes no representation regarding the advisability of trading in such products.

The Securities are not sponsored, endorsed, sold or promoted by ISE. ISE makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of trading in the Securities. ISE’s only relationship to UBS is the licensing of certain trademarks and trade names of ISE and of the Index, which is determined, composed and calculated by ISE without regard to UBS or the Securities. ISE has no obligation to take the needs of UBS or the owners of the Securities into consideration in determining, composing or calculating the Index. ISE is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Securities to be listed or in the determination or calculation of the equation by which the Securities are to be converted into cash. ISE has no obligation or liability in connection with the administration, marketing or trading of the Securities. ISE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND ISE SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. ISE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. ISE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDING CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN ISE AND UBS.

The S&P 500® Total Return Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by UBS AG. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by UBS AG. ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500® Total Return Index.

The S&P 500® Total Return Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by UBS AG. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). The trademarks have been licensed to SPDJI and have been sublicensed for use for certain purposes by UBS AG. ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN or any member of the public regarding the advisability of investing in securities generally or in ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN particularly or the ability of the S&P 500® Total Return Index to track general market performance. S&P Dow Jones Indices only relationship to UBS AG with respect to the S&P 500® Total Return Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Total Return Index is determined, composed and calculated by S&P Dow Jones Indices without regard to UBS AG or the ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN. S&P Dow Jones Indices have no obligation to take the needs of UBS AG or the owners of ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN into consideration in determining, composing or calculating the S&P 500® Total Return Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN or the timing of the issuance or sale of ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN or in the determination or calculation of the equation by which ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN. There is no assurance that investment products based on the S&P 500® Total Return Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTY THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® TOTAL RETURN INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANT ABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY UBS AG, OWNERS OF THE ETRACS MONTHLY RESET 2xLEVERAGED S&P 500® TOTAL RETURN ETN, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® TOTAL RETURN INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING .LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND UBS AG, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

NYSE Arca, Inc. (“NYSE Arca”), which acts as calculation agent for the Wells Fargo Master Limited Partnership Ex-Energy Index (the “Index”), is not affiliated with UBS AG, Wells Fargo & Company or Wells Fargo Securities, LLC (together, “Wells Fargo”) and does not approve, endorse, review or recommend this Product; ETRACS linked to the Wells Fargo® Master Limited Partnership Ex-Energy Index is based on the Index, and the value of such Index is derived from sources deemed reliable, but NYSE Arca and its suppliers do not guarantee the correctness or completeness of the Index, its values or other information furnished in connection with the Index.

NEITHER WELLS FARGO NOR NYSE ARCA MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF THE INDEX, TRADING BASED ON THE INDEX, OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE TRADING OF THE ETRACS LINKED TO THE WELLS FARGO® MASTER LIMITED PARTNERSHIP EX-ENERGY INDEX, OR FOR ANY OTHER USE.

ETRACS linked to the Wells Fargo® Master Limited Partnership Ex-Energy Index is not issued, guaranteed, sponsored, endorsed, sold or promoted by Wells Fargo & Company, Wells Fargo Securities, LLC or their subsidiaries and affiliates (collectively, “Wells Fargo”). Wells Fargo makes no representation or warranty, express or implied, to investors in the Product or any member of the public regarding the advisability of investing in securities generally or in the ETRACS Linked to the Wells Fargo® Master Limited Partnership Ex-Energy Index particularly or the ability of any data supplied by Wells Fargo or any Index to track financial instruments comprising the Index or any trading market. Wells Fargo’s only relationship to UBS AG is the licensing of certain intellectual property rights relating to the Index as well as trademarks and trade names of Wells Fargo and of the data supplied by Wells Fargo that is determined, composed, compiled and calculated by Wells Fargo or a third party index calculator, without regard to the ETRACS Linked to the Wells Fargo® Master Limited Partnership Ex-Energy Index. Wells Fargo has no obligation to take into consideration the ETRACS Linked to the Wells Fargo® Master Limited Partnership Ex-Energy or investors in the Product when determining, composing, compiling or calculating the data. Wells Fargo has no obligation or liability in connection with the listing, registration, distribution, administration, marketing, trading or redemption or settlement by the issuer or otherwise of the ETRACS Linked to the Wells Fargo® Master Limited Partnership Ex-Energy Index.

The financial instrument is not sponsored, promoted, sold or supported in any other manner by Solactive AG nor does Solactive AG offer any express or implicit guarantee or assurance either with regard to the results of using the Index and/or Index trade mark or the Index Price at any time or in any other respect. The Index is calculated and published by Solactive AG. Solactive AG uses its best efforts to ensure that the Index is calculated correctly. Irrespective of its obligations towards the Issuer, Solactive AG has no obligation to point out errors in the Index to third parties including but not limited to investors and/or financial intermediaries of the financial instrument. Neither publication of the Index by Solactive AG nor the licensing of the Index or Index trade mark for the purpose of use in connection with the financial instrument constitutes a recommendation by Solactive AG to invest capital in said financial instrument nor does it in any way represent an assurance or opinion of Solactive AG with regard to any investment in this financial instrument.

“ISE Exclusively Homebuilders™”, “ISE™®” and “International Securities Exchange®” are trademarks of International Securities Exchange, LLC and have been licensed for use for certain purposes by UBS Securities LLC and its affiliates. UBS AG’s ETRACS based on the ISE Exclusively Homebuilders™ Index are not sponsored, endorsed, sold or promoted by ISE, and ISE makes no representation regarding the advisability of trading in such products. The Securities are not sponsored, endorsed, sold or promoted by ISE. ISE makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of trading in the Securities. ISE’s only relationship to UBS is the licensing of certain trademarks and trade names of ISE and of the Index, which is determined, composed and calculated by ISE without regard to UBS or the Securities. ISE has no obligation to take the needs of UBS or the owners of the Securities into consideration in determining, composing or calculating the Index. ISE is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Securities to be listed or in the determination or calculation of the equation by which the Securities are to be converted into cash. ISE has no obligation or liability in connection with the administration, marketing or trading of the Securities.

ISE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND ISE SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. ISE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. ISE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ISE HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN ISE AND UBS.

The S&P MLP Index (the “Index”) is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by UBS AG. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by UBS AG. The ETRACS 2xMonthly Leveraged S&P MLP Index ETN are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the ETRACS 2xMonthly Leveraged S&P MLP Index ETN or any member of the public regarding the advisability of investing in securities generally or in the ETRACS 2xMonthly Leveraged S&P MLP Index ETN particularly or the ability of the S&P MLP Index to track general market performance. S&P Dow Jones Indices’ only relationship to UBS AG with respect to the S&P MLP Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P MLP Index is determined, composed and calculated by S&P Dow Jones Indices without regard to UBS AG or the ETRACS 2xMonthly Leveraged S&P MLP Index ETN. S&P Dow Jones Indices have no obligation to take the needs of UBS AG or the owners of the ETRACS 2xMonthly Leveraged S&P MLP Index ETN into consideration in determining, composing or calculating the S&P MLP Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the ETRACS 2xMonthly Leveraged S&P MLP Index ETN or the timing of the issuance or sale of the ETRACS 2xMonthly Leveraged S&P MLP Index ETN or in the determination or calculation of the equation by which the ETRACS 2xMonthly Leveraged S&P MLP Index ETN is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the ETRACS 2xMonthly Leveraged S&P MLP Index ETN. There is no assurance that investment products based on the S&P MLP Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

The MSCI information may only be used for your internal use, may not be reproduced or redisseminated in any form and may not be used as a basis for or a component of any financial instruments or products or indices. None of the MSCI information is intended to constitute investment advice or a recommendation to make (or refrain from making) any kind of investment decision and may not be relied on as such. Historical data and analysis should not be taken as an indication or guarantee of any future performance analysis, forecast or prediction. The MSCI information is provided on an “as is” basis and the user of this information assumes the entire risk of any use made of this information. MSCI, each of its affiliates and each other person involved in or related to compiling, computing or creating any MSCI information (collectively, the “MSCI Parties”) expressly disclaims all warranties (including, without limitation, any warranties of originality, accuracy, completeness, timeliness, non-infringement, merchantability and fitness for a particular purpose) with respect to this information. Without limiting any of the foregoing, in no event shall any MSCI Party have any liability for any direct, indirect, special, incidental, punitive, consequential (including, without limitation, lost profits) or any other damages. The product(s) referred to herein is not sponsored, endorsed, issued, sold or promoted by MSCI. (www.msci.com).

Russell Investments and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Index, which is owned and published by Russell Investments, in connection with the Securities.

The Securities are not sponsored, endorsed, sold or promoted by Russell Investments. Russell Investments makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Index to track general stock market performance or a segment of the same. Russell Investments’ publication of the Index in no way suggests or implies an opinion by Russell Investments as to the advisability of investment in any or all of the securities upon which the Index is based. Russell Investments’ only relationship to UBS is the licensing of certain trademarks and trade names of Russell Investments and of the Index, which is determined, composed and calculated by Russell Investments without regard to UBS or the securities. Russell Investments is not responsible for and has not reviewed the securities nor any associated literature or publications and Russell Investments makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell Investments reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Index. Russell Investments has no obligation or liability in connection with the administration, marketing or trading of the securities.

RUSSELL INVESTMENTS DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 1000® GROWTH INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL INVESTMENTS SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL INVESTMENTS MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 1000® GROWTH INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL INVESTMENTS MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 1000® GROWTH INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL INVESTMENTS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 1000® Index” is a trademark of Russell Investments and has been licensed for use by UBS. The Securities are not sponsored, endorsed, sold or promoted by Russell Investments and Russell Investments makes no representation regarding the advisability of investing in the securities.

UBS specifically prohibits the redistribution or reproduction of this material in whole or in part without the prior written permission of UBS and UBS accepts no liability whatsoever for the actions of third parties in this respect.

© UBS 2015. The key symbol, UBS and ETRACS are among the registered and unregistered trademarks of UBS. Other marks may be trademarks of their respective owners. All rights reserved.

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Notes to Editors

UBS is committed to providing private, institutional and corporate clients worldwide, as well as retail clients in Switzerland, with superior financial advice and solutions while generating attractive and sustainable returns for shareholders. Its strategy centers on its Wealth Management and Wealth Management Americas businesses and its leading universal bank in Switzerland, complemented by its Global Asset Management business and its Investment Bank. These businesses share three key characteristics: they benefit from a strong competitive position in their targeted markets, are capital-efficient, and offer a superior structural growth and profitability outlook. UBS’s strategy builds on the strengths of all of its businesses and focuses its efforts on areas in which it excels, while seeking to capitalize on the compelling growth prospects in the businesses and regions in which it operates. Capital strength is the foundation of its success.

UBS is present in all major financial centers worldwide. It has offices in more than 50 countries, with about 35% of its employees working in the Americas, 36% in Switzerland, 17% in the rest of Europe, the Middle East and Africa and 12% in Asia Pacific. UBS Group AG employs about 60,000 people around the world. Its shares are listed on the SIX Swiss Exchange and the New York Stock Exchange (NYSE).